EXHIBIT 21.1

                                 LIST OF SUBSIDIARIES
                                          OF
                        ASSOCIATED ESTATES REALTY CORPORATION

                                                              State of
                             Subsidiary                     Incorporation

          AERC of Florida, Inc.                                  Ohio
          AERC of Georgia, Inc.                                  Ohio
          AERC of Indiana, LLC                                 Indiana
          AERC of Michigan, LLC                                  Ohio
          AERC of Texas, Inc.                                    Ohio
          Aspen Lakes - AERC, Inc.                             Michigan
          Associated Estates Realty Corporation of
              Missouri, Inc.                                     Ohio
          Associated Estates Realty Corporation of North
              Carolina Limited Liability Company                 Ohio
          Associated Estates Realty Corporation
             of Pennsylvania, Inc.                               Ohio
          Country Place, Inc.                                  Michigan
          Ellet Apartments, Inc.                                 Ohio
          FHM Corporation                                      Michigan
          Gables Indiana, Inc.                                   Ohio
          Gates Mills Club Housing, Inc.                         Ohio
          Hillwood I Apartments, Inc.                            Ohio
          Jennings Commons Apartments, Inc.                      Ohio
          MIG II Realty Advisors, Inc.                           Ohio
          PatCon, Inc.                                           Ohio
          Puritas Place Apartments, Inc.                         Ohio
          Rainbow Terrace Apartments, Inc.                       Ohio
          Riverview Towers Apartments, Inc.                      Ohio
          Shaker Park Gardens II, Inc.                           Ohio
          Somerset West Apartments, Inc.                         Ohio
          Spring Valley Apartments LLC                         Michigan
          State Road Apartments, Inc.                            Ohio
          Statesman II Apartments, Inc.                          Ohio
          Sutliff Apartments, Inc.                               Ohio
          Tallmadge Acres Apartments, Inc.                       Ohio
          The Oaks at the Woods Company, Inc.                    Ohio
          Twinsburg Apartments, Inc.                             Ohio
          Village Tower Apartments, Inc.                         Ohio
          West High Apartments, Inc.                             Ohio